UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2015

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 23, 2015, The Gymboree Corporation (the “Company”) issued an earnings release announcing its financial results for the fourth quarter and the fiscal year ended January 31, 2015.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2015, the Company announced that Joelle Maher, the Company’s principal operating officer, would be leaving the Company, effective June 1, 2015, to pursue other interests. In connection with her departure, the Company has engaged Ms. Maher to provide certain transition consulting services to the Company and its affiliates. In consideration of such services, Ms. Maher will enter a consulting agreement pursuant to which she is entitled to a one-time payment of $100,000, which will be paid to her on July 31, 2015, subject to her compliance with the terms of the consulting agreement through the payment date. In connection with her cessation of employment, Ms. Maher will also receive severance and benefits in accordance with the terms of her participation in the Company’s Management Severance Plan, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
99.1	Earnings release of The Gymboree Corporation issued dated April 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: April 23, 2015

	By:	/s/ MARK BREITBARD
		Name:	Mark Breitbard
		Title:	Chief Executive Officer

EXHIBIT INDEX

No.	Description
99.1	Earnings release of The Gymboree Corporation issued dated April 23, 2015.